UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2008

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 3, 2008, Auxilium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing top-line efficacy and safety results from the CORD I and CORD II phase III clinical trials for XIAFLEX™ (clostridial collagenase for injection) in the treatment of Dupuytren’s contracture. The Company also released results of a Pharmacokinetic Study that demonstrate the lack of systemic exposure of XIAFLEX in patients treated for Dupuytren’s contracture. The full text of such press release is furnished as Exhibit 99.1 to this report.

The Company will also conduct a conference call on June 3, 2008 at 8:45 a.m. ET to discuss the results of the CORD I and II studies and the PK study and provide updates on the XIAFLEX programs in general. The press release furnished hereto as Exhibit 99.1 contains information for accessing the conference call. The conference call will be simultaneously web cast on Auxilium’s web site and archived for future review until July 3, 2008. Reference materials that will be utilized by the Company during the conference call will also be available on the Company’s web site until July 3, 2008. Such reference materials are furnished as Exhibit 99.2 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Item 9.01 of this Report, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On June 3, 2008, the Company announced top-line efficacy and safety results from the CORD I and CORD II phase III clinical trials for XIAFLEX™ (clostridial collagenase for injection) in the treatment of Dupuytren’s contracture, as well as the results of a Pharmacokinetic (“PK”) Study. The primary endpoint for each of the CORD I and II trials was a reduction in the angle of a patient’s joint contracture to less than or equal to 5° of normal, as measured by digital goniometry, 30 days after the last injection. This primary endpoint was met with statistical significance in each of the CORD I and CORD II trials.

CORD I Efficacy Results

The CORD I trial, the second U.S. pivotal phase III study for XIAFLEX in Dupuytren’s contracture, had a total of 306 patients evaluable for efficacy enrolled in 16 clinical sites across the United States. Two hundred and three patients received XIAFLEX and 103 received placebo in the double-blind portion of the study. Twice as many Metacarpal Phalangeal Joints, or MP joints, were treated as Proximal Intra-Phalangeal, or PIP joints. One hundred and thirty out of 203, or 64%, of the patients’ primary joints treated with XIAFLEX achieved less than or equal to 5° of normal contracture, compared to seven out of 103, or 6.8%, of the patients’ primary joints treated with placebo (p< 0.001). On average, Dupuytren’s contracture patients who achieved the primary endpoint received 1.5 XIAFLEX injections.

In addition to the primary endpoint, the CORD I trials measured 26 secondary endpoints. Two secondary endpoints were:

•	the difference between the pre- and post-treatment contracture angles, and

•	whether patients achieved at least a 50% reduction in their contracture compared to baseline.

With respect to the difference between the pre- and post- treatment contracture angles, the average percent improvement in contracture from baseline was 79.3% (50.2° average contracture at baseline down to 12.2° average contracture after treatment) for primary joints treated with XIAFLEX, compared to placebo patients, where the average percent improvement in contracture from baseline was 8.6% (49.1° average contracture at baseline down to 45.7° average contracture after placebo treatment) (p<0.001). With respect to whether patients achieved at least a 50% reduction in their contracture compared to baseline, 172 out of 203, or 84.7%, of patients treated with XIAFLEX achieved at least a 50% reduction in their primary joint contracture from baseline, compared with 12 out of 103, or 11.7%, of patients treated with placebo (p<0.001).

CORD II Efficacy Results

A total of 66 Dupuytren’s contracture patients were enrolled in the CORD II trial in five clinical sites across Australia. Forty-five patients received XIAFLEX and 21 received placebo in the double-blind portion of the study. The same number of MP joints were treated as PIP joints. Twenty out of 45 patients treated with XIAFLEX, or 44.4%, achieved less than or equal to 5° of normal contracture, compared to one out of 21, or 4.8%, of the joints treated with placebo (p<0.001). On average, Dupuytren’s contracture patients who achieved the primary endpoint received 1.5 XIAFLEX injections.

In the CORD II trial, the average percent improvement in contracture from baseline was 70.5% (53.2° average contracture at baseline down to 16.7° average contracture after treatment) for primary joints treated with XIAFLEX. For placebo patients, the average percent improvement in primary joint contracture from baseline was 13.6% (50° average contracture at baseline down to an average 44.3° after placebo treatment) (p<0.001). Thirty-five out of 45, or 77.8%, of patients treated with XIAFLEX achieved at least a 50% reduction in their primary joint contracture from baseline, compared with three out of 21, or 14.3%, of patients treated with placebo (p<0.001).

Top-line Efficacy Results of CORD I and CORD II

	XIAFLEX arm	Placebo arm	p- value
CORD I:
Number of evaluable subjects	203	103
Percentage of contractures achieving <5° of normal	64% (130/203)	6.8% (7/103)	< 0.001
Average percent improvement in contracture from baseline	79.3% (50.2°/12.2°)	8.6% (49.1°/45.7°)	< 0.001
Percentage of contractures achieving >50% reduction	84.7% (172/203)	11.7% (12/103)	< 0.001
CORD II:
Number of evaluable subjects	45	21
Percentage of contractures achieving <5° of normal	44.4% (20/45)	4.8% (1/21)	< 0.001
Average percent improvement in contracture from baseline	70.5% (53.2°/16.7°)	13.6% (50.0°/44.3°)	< 0.001
Percentage of contractures achieving >50% reduction	77.8% (35/45)	14.3% (3/21)	< 0.001

Note: All data applies to primary joint 30 days after last injection

Pharmacokinetic Study Results

An open label study was conducted to assess the pharmacokinetics of a single injection of XIAFLEX in 16 subjects with Dupuytren’s contracture. Nine patients with MP contractures and seven patients with PIP contractures were enrolled in the study. No measurable levels of XIAFLEX were detected in plasma from five minutes to 30 days post injection.

Although the study was not designed to measure efficacy in comparison to placebo, 12 of the 16 patients achieved less than or equal to 5° of contracture after their only injection of XIAFLEX.

Adverse Events

Among the adverse events reported in the CORD I and II trials and the PK study were pain, swelling, bruising and pruritis at the injection site and transient lymph node swelling and pain. These adverse events were consistent with previous trials. No systemic allergic reactions were reported.

Through the end of May 2008, over 2,000 XIAFLEX injections have been administered to approximately 850 patients in our CORD I and II trials, our open label JOINT I and II trials and our PK study.

There have been seven reported serious adverse events (“SAEs”) possibly related to drug, which is a 0.33% occurrence rate per injection. There have been a total of three confirmed tendon ruptures, which is a 0.14% occurrence rate per injection, one reported tendon rupture remains unconfirmed, which is a 0.05% occurrence rate per injection, and one pulley ligament injury, which is a 0.05% occurrence rate per injection. Additionally, one complex regional pain syndrome, which is a 0.05% occurrence rate per injection and one deep vein thrombosis (“DVT”), which is a 0.05% occurrence rate per injection have been reported. Three SAEs were reported in CORD I (two tendon ruptures and the complex regional pain syndrome), two were reported in JOINT II (DVT and a tendon rupture), one was reported in CORD II (a pulley ligament injury) and one tendon rupture was reported in the PK study.

The foregoing information is qualified in its entirety and should be read in conjunction with the “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following press release and reference materials are furnished as exhibits to this Report pursuant to Item 7.01 and shall not be deemed to be “filed”:

99.1	Press release dated June 3, 2008 issued by the Company

99.2	Reference materials that will be utilized by the Company during its conference call to be held on June 3, 2008 at 8:45 a.m. ET to discuss the results of the CORD I and II studies and the PK study and provide updates on the XIAFLEX programs in general

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: June 3, 2008	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated June 3, 2008 issued by the Company

99.2	Reference materials that will be utilized by the Company during its conference call to be held on June 3, 2008 at 8:45 a.m. ET to discuss the results of the CORD I and II studies and the PK study and provide updates on the XIAFLEX programs in general